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"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."

                                 AMENDMENT TO

                       IPA COMMERCIAL SERVICES AGREEMENT

The undersigned parties to the PacifiCare IPA Commercial Services Agreement ("Agreement") between PacifiCare of California ("PacifiCare") and Santa Ana Tustin Physicians Group, Inc. ("IPA") do hereby amend the Agreement as set forth herein. Except as otherwise specifically provided, terms utilized herein shall have the meanings set forth in the Agreement. Except as specifically amended herein, the Agreement shall remain unchanged and in full effect.

1.   Paragraph 6.01, TERM, is amended in full to read as follows:

     6.01 TERM - The term of this Agreement shall be for thirty-six (36) months and shall begin on January 1, 1996 (the "Commencement Date") and end on December 31, 1998 ("Initial Term"). A "Year" under this Agreement shall begin on January 1 and end on December 31. After the expiration of the Initial Term, the Agreement shall be automatically extended for one (1) year terms upon the expiration of the prior term unless either party provides the other with written notice of such party's intention not to extend the term no less than three hundred and sixty-five (365) days prior to the end of the initial term or one hundred and eighty (180) days prior to the end of each subsequent term thereafter or until this Agreement is appropriately terminated by either party as provided in
     Section 7 herein. Notwithstanding the above, should IPA breach the covenant not to compete as stated in Paragraph 9.02 of the IPA Medicare Shared Risk Services Agreement, this Agreement shall be automatically extended for one (1) year terms on each successive January 1 upon the expiration of the calendar year during which the breach occurs. In addition, PacifiCare may terminate this Agreement by providing IPA at least sixty (60) days prior written notice within ninety (90) days of receiving notification of IPA's breach of the covenant not to compete as stated in Paragraph 9.02 of the IPA Medicare Shared Risk Services Agreement. For the Initial Term and any additional one-year terms, IPA may continue to use any hospital, including but not limited to Tustin Hospital, Western Medical Centers and Chapman General Hospital.

2.   Paragraph 12.07, ASSIGNMENT, is amended in full to read as follows:

     12.07 ASSIGNMENT - This Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by IPA or PacifiCare and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party.


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     Notwithstanding, PacifiCare may assign, transfer, pledge or hypothecate this Agreement and its rights, interests and benefits hereunder to any entity of which PacifiCare has at least majority control.

The effective date of this Amendment is January 1, 1996.

By signing below, both parties hereto have executed and agreed to this Amendment.

PACIFICARE, INC                         IPA

By: /s/ Chris Wing                      By: /s/ Melvin L. Reich
   ---------------------------------       ------------------------------------
   Chris Wing, Vice President
   Vice President/General Manager

Date:                                   Date:     12/5/95
     -------------------------------         ----------------------------------


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